UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

Dynacq Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21574	76-0375477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4301 Vista Road

Pasadena, Texas 77504

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (713) 378-2000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed in its Current Report on Form 8-K dated August 8, 2012, Dynacq Healthcare, Inc. (the “Company”) announced that, at the request of its Board of Directors (the “Board”), it had commenced an internal investigation of the Company’s past business practices, potentially encompassing members of the Board, management and third persons, and related accounting matters (the “Investigation”).

The Investigation, which was performed by outside legal counsel and other outside consultants at the direction of the Board, was completed on December 27, 2012. The Investigation included a review of a substantial number of the Company’s documents and emails, as well as interviews with employees, members of the Board and other persons who were familiar with the facts surrounding the Investigation. The results of the Investigation, which were reported directly to the Board, revealed that the former Chief Financial Officer of the Company did not perform a significant review or independent analysis of transactions initiated by the former Chief Executive Officer of the Company. As a result, the Company believes that, for the five fiscal years ending on August 31, 2012, the Company did not maintain effective control over financial reporting due to the existence of a material weakness related to a failure of internal controls designed to limit the ability of management to override the Company’s system of internal controls. The results of the Investigation also revealed that the former Chief Financial Officer of the Company misrepresented certain information to the Company’s independent auditor, which the Company has also determined to be a material weakness in its internal control over financial reporting. The Company also identified the existence of a significant deficiency related to a lack of objectivity by former executive officers of the Company with respect to accounting decisions.

Based on the results of the Investigation and recommendations made by the Company’s independent auditor regarding the foregoing material weaknesses and significant deficiencies in internal control over financial reporting, the Company is reviewing its internal control and compliance policies and procedures. The Company believes that no additional remediation efforts with respect to the material weaknesses and the significant deficiency as they relate to the former Chief Executive Officer and the former Chief Financial Officer of the Company are necessary, as the executives who occupied these offices during the events in question are no longer employed by the Company.

The Company, subsequent to the Investigation, has determined that its previously reported consolidated balance sheets for periods up to and including August 31, 2011 do not require any adjustments and/or restatements in respect of the results of the Investigation. Further, the Investigation is not expected to result in any material change to Company’s previously reported net income or loss or financial position for the same periods. However, the previously reported consolidated statements of operations for the four year period ended August 31, 2011 contained certain expenditures which the Company, after consultation with its independent auditors, may determine to have been improperly recognized or classified and, consequently, may reclassify in connection with the finalizing of its financial statements for the year ended August 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Dynacq Healthcare, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: December 31, 2012	By:	/s/ Eric Chan
Eric Chan
Chief Executive Officer